                                                                  EXHIBIT (e)(8)

[LOGO OF AIG AMERICAN GENERAL]                                                                             Name and Address Change

American General Life Insurance Company (AGL)
AIG Life Insurance Company
AIG Life Insurance Company of Puerto Rico
    [ ]  Fixed Life Service Center - P. O. Box 4373, Houston, TX 77210-4373                                        Please print or
    [ ]  Variable Life Service Center - P. O. Box 4880, Houston, TX 77210-4880                                type all information
Member companies of American International Group, Inc.                                                          except signatures.
----------------------------------------------------------------------------------------------------------------------------------
1.      CONTRACT         Complete all contract information in this section. You may use this form for multiple contracts that
        IDENTIFICATION   have the same contract owner and require the same signatures.

                         CONTRACT No.: __________________________________________________________________________________________

                         OWNER: _______________________________________________   SSN/TIN OR EIN: _______________________________

                         ADDRESS: _____________________________________________   PHONE No.: ____________________________________

                                  _____________________________________________

                         EMAIL ADDRESS (optional): ______________________________________________________________________________

                         INSURED/ANNUITANT (if other than Owner): _______________________________________________________________
----------------------------------------------------------------------------------------------------------------------------------
2.  [ ] NAME CHANGE      Check the box of the person whose name is to be changed. Check the reason for the name change.

                         [ ] Insured/Annuitant   [ ] Owner         Reason:  [ ] Marriage      [ ] Divorce
                         [ ] Payor               [ ] Beneficiary            [ ] Correction    [ ] Other (Attach Certified Copy)
                         FROM:  (First, Middle, Last)                  TO:  (First, Middle, Last)

                         _______________________________________       __________________________________________________________

                         NOTE: This form can not be used to change the ownership or beneficiary designations.
----------------------------------------------------------------------------------------------------------------------------------
3.  [ ] ADDRESS CHANGE   Check the box of the person whose address is to be changed. Indicate the new address.

                         [ ] Insured/Annuitant   [ ] Owner   [ ] Payor   [ ] Assignee   [ ] Beneficiary

                         Name: (First, Middle, Last) ____________________________________________________________________________

                         Address: (Number and Street) ___________________________________________________________________________

                         City _______________________________  State ________________________  Zip Code _________________ + _____

                         Phone No.: _____________________________________________________________________________________________
----------------------------------------------------------------------------------------------------------------------------------
4.      SIGN HERE FOR    This request must be dated and all required signatures must be written in ink, using full legal names by
        ABOVE REQUEST    the person or persons who have rights of ownership under the terms of the contract. For Corporate Owned contracts, the signature of one officer followed by the officer's title is required. The request must be submitted on corporate letterhead or paper with the corporate seal that has been signed by that officer.
                         For contracts owned by a Partnership, the full name of the partnership should be written followed by the signatures of all partner(s), other than the Insured. For contracts owned by or assigned to a Trustee, current Trustee(s) signatures are required as instructed by the trust agreement. Validation of Trustee(s)
                         signatures may be required.

                         Under penalties of perjury, I certify that:

                         1. The number shown on this form is my correct taxpayer identification number, and
                         2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or
                            (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to back-up withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
                         3. I am a U.S. person (including a U.S. resident alien).
                         You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.
                         The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

                            _____________________________________________________________________________________________________
                                         Signature of Owner                        Title                            Date

                            _____________________________________________________________________________________________________
                            Signature of Co-Owner, Assignee, Witness               Title                            Date

                                         RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.

AGLC0222 Rev0904